UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 30, 2011

PACIFIC BLUE ENERGY CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-1145876	20-8766002
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

1016 W. University Ave.

Suite 209

Flagstaff, AZ 86001

(Address of principal executive offices)

602-910-2114

(Registrant’s Telephone Number)

Copy of all Communications to:

Carrillo, Huettel & Zouvas, LLP

3033 Fifth Avenue, Suite 400

Telephone (619) 546-6100

Facsimile (619) 546-6060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02

Termination of a Material Definitive Agreement

Effective March 30, 2011, Pacific Blue Energy Corp. (the "Company") terminated all agreements by and among the Company, Sonoran Trails, LLC ("Sonoran"), and Painted Rock, LLC (“Painted Rock”), relating to the Gila Bend project.

Further details regarding the terms of the agreements relating to the Gila Bend project are set forth in the Company's Current Report on Form 8-K dated July 26, 2010 and the Company's Current Report on Form 8-K dated September 24, 2010, which are incorporated herein by reference.

Item 7.01.

Regulation FD Disclosure.

On March 30, 2011, the Registrant issued a press release regarding its decision to terminate the proposed Gila Bend transaction.  The Registrant also responded to questions about the Alberta Securities Commission (ASC) and the interim cease trade order (ICTO).  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Limitation on Incorporation by Reference.

In accordance with General Instruction B.2 of Form 8−K, the information in this Form 8−K furnished pursuant to Item 7.01 shall not be deemed to be "filed" for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Exchange Act or Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.

Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT
NUMBER		DESCRIPTION
99.1	—	Press release dated March 30, 2011.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC BLUE ENERGY CORP.

Dated: April 4, 2011	By:	/s/ Joel Franklin
Joel Franklin
Chief Executive Officer

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